Valeritas Announces V-Go® Distribution Agreement in Austria and Germany

BRIDGEWATER, N.J., May 21, 2018 (GLOBE NEWSWIRE) -- Valeritas Holdings, Inc. (NASDAQ:VLRX), a medical technology company which offers patients with diabetes V-Go® Wearable Insulin Delivery device, a simple, affordable, all-in-one insulin delivery option that is worn like a patch and can eliminate the need for taking multiple daily shots, announced today that it signed an exclusive distribution agreement with MED TRUST for the commercialization of its V-Go® Wearable Insulin Delivery device in Austria and Germany. Under the terms of the agreement, MED TRUST will have the rights to promote, market and sell the V-Go to diabetes clinics and patients in Austria and Germany.
“We are thrilled to partner with MED TRUST, an established Austrian-based medical device manufacturer and multi-national distributor specializing in diabetes equipment, to bring V-Go® Wearable Insulin Delivery device to patients with diabetes who need insulin in Austria and Germany,” said John Timberlake, CEO and President of Valeritas. “Combined, Austria and Germany have over 8 million adults with diabetes and we believe V-Go can become an important tool to help patients on insulin manage their diabetes. Our decision to partner with MED TRUST was based on our strategy in choosing who we think are the most qualified distributors in each country who also share our passion in improving the health and simplifying the lives of patients with diabetes.”
“Expanding our diabetes portfolio with the addition of V-Go® is very exciting for us, and we look forward to offering this simple and effective insulin delivery option to patients with diabetes who need insulin in Austria and Germany,” said Werner Trenker, CEO of MED TRUST. “We are very excited to be the exclusive provider of V-Go in Austria and Germany, and we are looking forward to seeing the benefits it will bring to patients.”
Valeritas will retain responsibility for product development, regulatory approval, quality management, and manufacturing while MED TRUST will be responsible for sales, marketing, customer support and distribution activities in Austria and Germany.
About Valeritas Holdings, Inc.
Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, affordable, all-in-one basal-bolus insulin delivery option for patients with type 2 diabetes that is worn like a patch and can eliminate the need for taking multiple daily shots. V-Go administers a continuous preset basal rate of insulin over 24 hours and it provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts.
More information is available at www.valeritas.com and our Twitter feed @Valeritas_US, www.twitter.com/Valeritas_US.
About MED TRUST
MED TRUST was founded in 1997 by Silvia and Werner Trenker. The headquarters of the Austrian family-owned company is located in Marz/Burgenland, Austria. As an Austrian manufacturer of medical devices and in vitro diagnostic products for many healthcare sectors, especially diabetes, the company progresses continuously with innovative ideas, advice, and service.
Forward-Looking Statements
This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.
Investor Contacts:
Lynn Pieper Lewis or Greg Chodaczek
Gilmartin Group
610-368-6505
ir@valeritas.com

Media Contact:
Kevin Knight
Knight Marketing Communications, Ltd.
(206) 451-4823
pr@valeritas.com